                                                                    Exhibit 12.1



                  COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.
                      RATIOS OF EARNINGS TO FIXED CHARGES




                                                          SIX MONTHS ENDED
                                                              JUNE 30,                             YEAR ENDED DECEMBER 31,
                                                          ----------------         -------------------------------------------------
                                                          1998        1997         1997      1996     1995      1994      1993
                                                          ----        ----         ----      ----     ----      ----      ----

Pre-tax income (loss) from continuing operations       $ 5,332      $ 6,977      $ 12,583   $17,461  $ 17,095  $ 16,488  $ 14,350

Total fixed charges                                      2,539        2,869         5,731     5,780     5,428     2,909     2,133
                                                       -------      -------      --------   -------  --------  --------  --------
Earnings                                               $ 7,871      $ 9,846      $ 18,314   $23,241  $ 22,523  $ 19,397  $ 16,483
                                                       =======      =======      ========   =======  ========  ========  ========

Fixed Charges:
        Interest                                       $ 2,123      $ 2,538      $  5,047   $ 5,159  $  4,803  $  2,562  $  1,988
        Amortization of loan acquisition costs             349          267           549       507       508       223        24
        Interest Element of Rental Expense                  67           64           135       114       117       124       121
                                                       -------      -------      --------   -------  --------  --------  --------
Total of Fixed Charges                                 $ 2,539      $ 2,869      $  5,731   $ 5,780  $  5,428  $  2,909  $  2,133
                                                       =======      =======      ========   =======  ========  ========  ========

Ratio of Earnings to Fixed Charges                        3.10         3.43          3.19      4.02      4.14      6.66      7.72
                                                       =======      =======      ========   =======  ========  ========  ========


                              PHOENIX ASSOCIATES
                      RATIOS OF EARNINGS TO FIXED CHARGES




                                                          SIX MONTHS ENDED
                                                              JUNE 30,                             YEAR ENDED DECEMBER 31,
                                                          ----------------         -------------------------------------------------
                                                          1998        1997         1997      1996     1995      1994      1993
                                                          ----        ----         ----      ----     ----      ----      ----

Pre-tax income (loss) from continuing operations       $(6,558)     $(5,867)     $(12,183)  $(12,596) $ (12,481) $ (7,247) $ (7,050)

Total fixed charges                                      6,961        6,754        13,882     14,526     14,386     9,061     8,590
                                                       -------      -------      --------    -------   --------  --------  --------
Earnings                                               $   403      $   887      $  1,699   $  1,930  $   1,905  $  1,814  $  1,540
                                                       =======      =======      ========    =======   ========  ========  ========

Fixed Charges:
        Interest                                       $ 6,961      $ 6,754      $ 13,882   $ 14,526 $   14,386  $  8,872  $  8,415
        Amortization of loan acquisition costs            -             -             -         -          -          189       175
                                                       -------      -------      --------    -------   --------  --------  --------
Total of Fixed Charges                                 $ 6,961      $ 6,754      $ 13,882   $ 14,526 $   14,386  $  9,061  $  8,590
                                                       =======      =======      ========    =======   ========  ========  ========

Coverage Deficiency in Earnings to cover Fixed         $(6,558)    $ (5,867)     $(12,183)  $(12,596)$  (12,481) $ (7,247) $ (7,050)
       Charges                                         =======      =======      ========   ========   ========  ========  ========


                                                                    EXHIBIT 12.1


             COMBINED PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

                                                                 SIX MONTHS         YEAR
                                                                   ENDED            ENDED
                                                                  JUNE 30        DECEMBER 31
                                                                   29-Jun           1997
Pro forma pre-tax income (loss) from continuing operations       $ (1,671)       $   2,789
Total pro forma fixed charges                                       9,345           18,711
                                                                 ----------      -----------
Earnings                                                         $  7,674        $  21,500
                                                                 ==========      ===========

Pro forma fixed charges
  Interest                                                          8,951           17,920
  Amortization of loan acquisition costs                              327              656
  interest element of rental expense                                   67              135
                                                                 ----------      -----------
 Total pro forma fixed charges                                   $  9,345        $  18,711
                                                                 ==========      ===========

Pro forma ratio of earnings to fixed charges                        N/A               1.14
                                                                 ==========      ===========
Pro forma coverage deficiency in earnings
 to cover fixed charges                                          $ (1,671)       $     -
                                                                 ==========      ===========